Exhibit 23.6

Software Integrated Solutions
Division of Schlumberger Technology Corporation 4600 J Barry Court
Suite 200
Canonsburg, Pennsylvania 15317 USA
Tel: +1-724-416-9700
Fax: +1-724-416-9705

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent (i) to the inclusion in the Registration Statement on Form S-4 of Eclipse Resources Corporation and in the consent solicitation statement/information statement/prospectus forming a part of such Registration Statement of information from our report dated 6 February 2018 with respect to estimates of reserves and future revenue of Blue Ridge Mountain Resources, Inc., (ii) to the filing of such report as an exhibit to such Registration Statement and (iii) to the reference to our firm under the heading “Experts” in such consent solicitation statement/information statement/prospectus.

Software Integrated Solutions
Division of Schlumberger Technology Corporation

/s/ Charles M. Boyer II

Charles M. Boyer II, PG, CPG
Advisor – Unconventional Reservoirs
Technical Team Leader

Canonsburg, Pennsylvania

12 October 2018